Exhibit 99.1

Broadcom Inc. Announces Pricing Terms of Offers to Purchase for Cash Certain of its Outstanding Debt Securities

PALO ALTO, Calif., June 17, 2026 — Broadcom Inc. (NASDAQ: AVGO) (“Broadcom”) today announced the pricing terms of its previously announced cash tender offers (collectively, the “Offers”) to purchase the outstanding notes described below, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 11, 2026 (the “Offer to Purchase”) and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery”).

The Notes offered to be purchased in the Offers, in the order of acceptance priority, are the 4.926% Senior Notes due 2037; 4.900% Senior Notes due 2038; 5.050% Senior Notes due 2030; 5.200% Senior Notes due 2032; 5.150% Senior Notes due 2031 and 4.900% Senior Notes due 2032 (collectively, the “Notes”) for the consideration described below, up to an aggregate purchase price, excluding the Accrued Coupon Payment, of $2.5 billion (the “Consideration Cap Amount”). Broadcom may, but is under no obligation to, increase the Consideration Cap Amount. If a given Series of Notes is accepted for purchase pursuant to the Offers, all Notes of that Series that are validly tendered and not validly withdrawn will be accepted for purchase. If the Consideration Cap Condition is not satisfied for a Series of Notes, such Series of Notes may not be accepted for purchase even if one or more Series with a higher or lower Acceptance Priority Level are accepted for purchase. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

The table below provides the applicable Total Consideration for each Series of Notes, calculated as of 11:00 a.m., New York City time, today, June 17, 2026, in accordance with the Offer to Purchase.

Series of Notes	CUSIP/ISIN Number (1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference Security	Reference Yield	Bloomberg Reference Page	Fixed Spread (Basis Points)	Total Consideration (2)

4.926% Senior Notes due 2037	144A: 11135FBV2 / US11135FBV22 RegS: U1109MBA3 / USU1109MBA37	$2,500,000,000	1	4.375% U.S. Treasury due May 15, 2036	4.443%	FIT 1	+70	$982.01

4.900% Senior Notes due 2038	11135FCX7 / US11135FCX78	$1,750,000,000	2	4.375% U.S. Treasury due May 15, 2036	4.443%	FIT 1	+80	$970.29

5.050% Senior Notes due 2030	11135FCF6 / US11135FCF62	$800,000,000	3	4.125% U.S. Treasury due May 31, 2031	4.177%	FIT 1	+25	$1,021.24

5.200% Senior Notes due 2032	11135FCG4 / US11135FCG46	$1,100,000,000	4	4.125% U.S. Treasury due May 31, 2031	4.177%	FIT 1	+55	$1,023.23

5.150% Senior Notes due 2031	11135FBY6 / US11135FBY60	$1,500,000,000	5	4.125% U.S. Treasury due May 31, 2031	4.177%	FIT 1	+50	$1,021.77

4.900% Senior Notes due 2032	11135FCL3 / US11135FCL31	$1,750,000,000	6	4.125% U.S. Treasury due May 31, 2031	4.177%	FIT 1	+65	$1,003.73

(1)	No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above.
(2)	Represents the total consideration for each Series of Notes (the “Total Consideration”) payable per each $1,000 principal amount of such Series of Notes validly tendered for purchase.

The Total Consideration for each Series of Notes payable per each $1,000 principal amount of such Series of Notes validly tendered for purchase has been based on the applicable Fixed Spread for such Series of Notes, plus the Reference Yield based on the bid-side price of the applicable Reference Security as quoted on the applicable Bloomberg Reference Page as of 11:00 a.m., New York City time, today, June 17, 2026. The Total Consideration does not include the applicable Accrued Coupon Payment, which will be payable in cash in addition to the applicable Total Consideration.

The Offers are scheduled to expire at 5:00 p.m., New York City time, today, June 17, 2026, unless extended or earlier terminated. Notes tendered for purchase may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, today, June 17, 2026, unless extended by Broadcom.

The deadline to validly tender Notes using the guaranteed delivery procedures is 5:00 p.m., New York City time, on June 22, 2026, unless extended by Broadcom (the “Guaranteed Delivery Date”).

The Initial Settlement Date will be the first business day after the Expiration Date and is expected to be June 18, 2026. The Guaranteed Delivery Settlement Date will be the first business day after the Guaranteed Delivery Date and is expected to be June 23, 2026. The Offers are subject to certain conditions as described in the Offer to Purchase. If any condition is not satisfied, Broadcom is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each case subject to applicable law, and may terminate or alter any or all of the Offers.

Broadcom has retained Barclays Capital Inc. and Citigroup Global Markets Inc. to act as dealer managers (the “Dealer Managers”) for the Offers. D.F. King & Co., Inc. is acting as the Tender and Information Agent for the Offers. For additional information, please contact: Barclays Capital Inc. at +1 (800) 438-3242 (toll-free) or +1 (212) 528-7581 (collect); or Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll-free) or +1 (212) 723-6106 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. by telephone at +1 (212) 257-2468 (for banks and brokers only) and +1 (800) 967-7635 (for all others toll-free), by email at avgo@dfking.com or to the Dealer Managers at their respective telephone numbers. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are available at: www.dfking.com/avgo. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers are made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of Broadcom, the Dealer Managers or the Tender and Information Agent makes any recommendations as to whether Holders should tender their Notes pursuant to the Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, undue reliance should not be placed on such statements. All forward-looking statements are qualified in their entirety by reference to the risk factors discussed under the heading “Risk Factors” in Broadcom’s Annual Report on Form 10-K for the year ended November 2, 2025, Quarterly Reports on Form 10-Q for the periods ended February 1, 2026 and May 3, 2026, and any subsequent reports that are filed with the Securities and Exchange Commission and include some important risk factors that may affect future results. Broadcom undertakes no intent or obligation to publicly update or revise the forward-looking statements made in this press release, except as required by law.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a technology leader that designs, develops, and supplies semiconductors and infrastructure software for global organizations’ complex, mission-critical needs. Broadcom combines long-term R&D investment with superb execution to deliver the best technology, at scale. Broadcom is a Delaware corporation headquartered in Palo Alto, CA.

Contact

Ji Yoo

Investor Relations

investor.relations@broadcom.com

650-427-6000